News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
October 23, 2018	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 3rd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the third quarter of 2018. Net income increased 28.64% to $11.3 million compared to $8.8 million for the same period of 2017. Diluted net income per common share increased 27.78% to $0.92 from $0.72 for the comparable period of 2017.

The Corporation also reported net income of $35.5 million for the nine months ended September 30, 2018 versus $26.5 million for the comparable period of 2017. Diluted net income per common share for the nine months ended September 30, 2018 was $2.90 versus $2.17 for the comparable period of 2017. The increase included a recovery of a security previously written down for other-than temporary impairment which contributed $2.4 million pre-tax to interest income and $4.5 million pre-tax to other income. The first quarter of 2017 included a similar pre-tax recovery of $3.1 million. Return on assets for the nine months ended September 30, 2018 was 1.59% compared to 1.18% for the nine months ended September 30, 2017.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our third quarter 2018 results. This makes our sixth consecutive quarter of reported loan growth, which contributed to the increase in our third quarter net interest income compared to the same period last year.”

Book value per share was $34.91 at September 30, 2018 compared to $36.29 at September 30, 2017. Shareholders’ equity was $427.8 million compared to $443.6 million on September 30, 2017.

Average total loans for the third quarter of 2018 were $1.93 billion versus $1.86 billion for the comparable period in 2017, an increase of $69.3 million or 3.73%. Total loans outstanding were $1.94 billion as of September 30, 2018 compared to $1.87 billion as of September 30, 2017, a $75.2 million or 4.03% increase.

Average total deposits for the quarter ended September 30, 2018 were $2.44 billion versus $2.41 billion as of September 30, 2017. Total deposits were $2.41 billion as of September 30, 2018 compared to $2.45 billion as of September 30, 2017.

The company’s tangible common equity to tangible asset ratio was 13.31% at September 30, 2018, compared to 13.83% at September 30, 2017.

Net interest income for the third quarter of 2018 was $28.8 million compared to the $27.1 million reported for the same period of 2017. The net interest margin for the nine months ended September 30, 2018 increased to 4.31% compared to 4.08% for the same period ending September 30, 2017.

The provision for loan losses for the three months ended September 30, 2018 was $1.5 million compared to $1.2 million for the third quarter of 2017. Net charge-offs were $1.2 million for the third quarter of

2018 compared to $1.1 million in the same period of 2017. The Corporation’s allowance for loan losses as of September 30, 2018 was $20.3 million compared to $19.8 million as of September 30, 2017. The allowance for loan losses as a percent of total loans was 1.05% as of September 30, 2018 compared to 1.06% as of September 30, 2017.

Nonperforming loans decreased 29.0% to $16.2 million as of September 30, 2018 versus $22.8 million as of September 30, 2017. The ratio of nonperforming loans to total loans and leases was .83% as of September 30, 2018 versus 1.22% as of September 30, 2017.

Non-interest income for the three months ended September 30, 2018 was $8.9 million compared to $8.5 million as of September 30, 2017.

Non-interest expense for the three months ended September 30, 2018 was $22.3 million compared to $22.3 million in 2017. The Corporation’s efficiency ratio was 57.54% for the quarter ending September 30, 2018 versus 59.85% for the same period in 2017.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
END OF PERIOD BALANCES
Assets	$2,980,935	$2,968,048	$2,982,342	$2,980,935	$2,982,342
Deposits	$2,407,061	$2,454,335	$2,453,411	$2,407,061	$2,453,411
Loans, including net deferred loan costs	$1,941,780	$1,928,572	$1,866,564	$1,941,780	$1,866,564
Allowance for Loan Losses	$20,301	$20,071	$19,802	$20,301	$19,802
Total Equity	$427,774	$419,695	$443,558	$427,774	$443,558
Tangible Common Equity (a)	$392,109	$383,916	$407,459	$392,109	$407,459

AVERAGE BALANCES
Total Assets	$2,965,825	$2,973,295	$2,974,616	$2,972,907	$2,977,330
Earning Assets	$2,785,582	$2,784,128	$2,775,366	$2,786,588	$2,773,906
Investments	$857,624	$865,694	$912,439	$866,694	$917,497
Loans	$1,926,051	$1,915,532	$1,856,726	$1,916,567	$1,848,534
Total Deposits	$2,435,281	$2,467,426	$2,414,561	$2,450,865	$2,431,721
Interest-Bearing Deposits	$2,010,467	$2,041,391	$1,993,839	$2,026,813	$1,991,873
Interest-Bearing Liabilities	$49,808	$34,539	$58,755	$46,274	$53,557
Total Equity	$427,530	$420,092	$440,998	$420,654	$432,882

INCOME STATEMENT DATA
Net Interest Income	$28,827	$30,684	$27,108	$86,984	$80,175
Net Interest Income Fully Tax Equivalent (b)	$29,841	$31,694	$28,691	$89,988	$84,859
Provision for Loan Losses	$1,470	$1,355	$1,185	$4,298	$3,821
Non-interest Income	$8,909	$12,961	$8,540	$29,973	$27,702
Non-interest Expense	$22,297	$22,683	$22,284	$68,191	$66,949
Net Income	$11,313	$15,261	$8,794	$35,527	$26,515

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.92	$1.25	$0.72	$2.90	$2.17
Cash Dividends Declared Per Common Share	$—	$0.51	$—	$0.51	$0.50
Book Value Per Common Share	$34.91	$34.25	$36.29	$34.91	$36.29
Tangible Book Value Per Common Share (c)	$31.98	$31.12	$33.12	$32.00	$33.33
Basic Weighted Average Common Shares Outstanding	12,255	12,255	12,224	12,253	12,222

(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75% for 2018 and 65% for prior years.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Return on average assets	1.53%	2.05%	1.18%	1.59%	1.18%
Return on average common shareholder's equity	10.58%	14.53%	7.98%	11.23%	8.15%
Efficiency ratio	57.54%	50.80%	59.85%	56.84%	59.48%
Average equity to average assets	14.42%	14.13%	14.83%	14.15%	14.54%
Net interest margin (a)	4.29%	4.58%	4.14%	4.31%	4.08%
Net charge-offs to average loans and leases	0.26%	0.32%	0.23%	0.27%	0.20%
Loan and lease loss reserve to loans and leases	1.05%	1.04%	1.06%	1.05%	1.06%
Loan and lease loss reserve to nonperforming loans	125.35%	106.39%	86.93%	125.35%	86.93%
Nonperforming loans to loans and leases	0.83%	0.98%	1.22%	0.83%	1.22%
Tier 1 leverage	14.45%	14.05%	14.05%	14.45%	14.05%
Risk-based capital - Tier 1	18.36%	18.09%	18.04%	18.36%	18.04%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Accruing loans and leases past due 30-89 days	$8,413	$7,741	$6,864	$8,413	$6,864
Accruing loans and leases past due 90 days or more	$1,314	$1,273	$1,389	$1,314	$1,389
Nonaccrual loans and leases	$10,035	$10,773	$13,965	$10,035	$13,965
Total troubled debt restructuring	$4,847	$6,819	$7,424	$4,847	$7,424
Other real estate owned	$520	$497	$1,866	$520	$1,866
Nonperforming loans and other real estate owned	$16,716	$19,362	$24,644	$16,716	$24,644
Total nonperforming assets	$20,139	$22,812	$38,336	$20,139	$38,336
Gross charge-offs	$2,348	$2,270	$1,964	$6,692	$6,328
Recoveries	$1,108	$745	$901	$2,786	$3,536
Net charge-offs/(recoveries)	$1,240	$1,525	$1,063	$3,906	$2,792

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and due from banks	$50,018	$74,107
Federal funds sold	7,600	—
Securities available-for-sale	785,693	814,931
Loans:
Commercial	1,150,536	1,139,490
Residential	443,264	436,143
Consumer	345,132	327,976
	1,938,932	1,903,609
(Less) plus:
Net deferred loan costs	2,848	3,152
Allowance for loan losses	(20,301)	(19,909)
	1,921,479	1,886,852
Restricted stock	10,390	10,379
Accrued interest receivable	14,630	12,913
Premises and equipment, net	46,985	48,272
Bank-owned life insurance	85,901	85,016
Goodwill	34,355	34,355
Other intangible assets	1,310	1,630
Other real estate owned	520	1,880
Other assets	22,054	30,333
TOTAL ASSETS	$2,980,935	$3,000,668

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$420,337	$425,001
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	40,904	43,178
Other interest-bearing deposits	1,945,820	1,990,474
	2,407,061	2,458,653
Short-term borrowings	58,680	57,686
FHLB advances	35,000	—
Other liabilities	52,420	70,760
TOTAL LIABILITIES	2,553,161	2,587,099

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,612,540 in 2018 and 14,595,320 in 2017
Outstanding shares-12,255,045 in 2018 and 12,246,464 in 2017	1,824	1,822
Additional paid-in capital	76,181	75,624
Retained earnings	451,918	420,275
Accumulated other comprehensive loss	(32,310)	(14,704)
Less: Treasury shares at cost-2,357,495 in 2018 and 2,348,856 in 2017	(69,839)	(69,448)
TOTAL SHAREHOLDERS’ EQUITY	427,774	413,569
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,980,935	$3,000,668

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
INTEREST INCOME:
Loans, including related fees	$25,581	$23,119	$73,982	$67,385
Securities:
Taxable	3,601	3,500	13,141	10,887
Tax-exempt	1,873	1,859	5,573	5,529
Other	320	327	959	978
TOTAL INTEREST INCOME	31,375	28,805	93,655	84,779
INTEREST EXPENSE:
Deposits	2,365	1,561	6,254	4,307
Short-term borrowings	167	98	354	215
Other borrowings	16	38	63	82
TOTAL INTEREST EXPENSE	2,548	1,697	6,671	4,604
NET INTEREST INCOME	28,827	27,108	86,984	80,175
Provision for loan losses	1,470	1,185	4,298	3,821
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	27,357	25,923	82,686	76,354
NON-INTEREST INCOME:
Trust and financial services	1,133	1,194	3,888	3,660
Service charges and fees on deposit accounts	3,002	3,048	8,733	8,829
Other service charges and fees	3,256	3,070	9,747	9,369
Securities gains/(losses), net	3	27	5	44
Gain on sales of mortgage loans	618	535	1,458	1,255
Other	897	666	6,142	4,545
TOTAL NON-INTEREST INCOME	8,909	8,540	29,973	27,702
NON-INTEREST EXPENSE:
Salaries and employee benefits	12,485	12,489	38,028	37,780
Occupancy expense	1,894	1,769	5,308	5,298
Equipment expense	1,673	1,792	5,016	5,424
FDIC Expense	223	228	673	689
Other	6,022	6,006	19,166	17,758
TOTAL NON-INTEREST EXPENSE	22,297	22,284	68,191	66,949
INCOME BEFORE INCOME TAXES	13,969	12,179	44,468	37,107
Provision for income taxes	2,656	3,385	8,941	10,592
NET INCOME	11,313	8,794	35,527	26,515
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	(3,702)	(51)	(15,585)	8,182
Change in funded status of post retirement benefits, net of taxes	281	184	(2,021)	551
COMPREHENSIVE INCOME	$7,892	$8,927	$17,921	$35,248
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.92	$0.72	$2.90	$2.17
Weighted average number of shares outstanding (in thousands)	12,255	12,224	12,253	12,222